UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) July 9 2024

(Date of earliest event reported) July 2, 2024

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On July 2, 2024, we expanded our Board of Directors from seven to nine members, and Sanjay D. Meshri and Yves C. Siegel were appointed to the Board to fill the additional positions. All the current directors will continue as members of the Board. There are no arrangements or understanding between any of our directors and any other persons pursuant to which he or she is continuing to serve as a director of the company. There are no family relationships between or among any of our directors and executive officers. There are no transactions or relationships between Messrs. Meshri and Siegel and the company that are reportable under Item 404(a) of Regulation S-K.

Mr. Meshri, 54, is the former chairperson of Advance Research Chemicals, Inc. (ARC), where he worked for 29 years before his retirement in 2021 when the company was sold to Inhance Technologies, where he served on the board of directors subsequent to the sale. He also remains the owner and chairperson of Thompson Chemical Corporation and is chairperson of Meshri Holdings. He earned a Bachelor’s degree in Chemistry from the University of Tulsa and has continued his education at the Massachusetts Institute of Technology (MIT) and Harvard University. He currently serves on the board of directors of Trust Company of Oklahoma.

Mr. Siegel, 64, is the founder and principal of Siegel Asset Management Partners, a New York-based investment advisory firm. Siegel has over 40 years of experience managing significant energy portfolios and launching new investment strategies in energy infrastructure. He earned a B.A. in Economics and an MBA from New York University.

Messrs. Meshri and Siegel will also serve on our Board as members of the Board’s Audit, Corporate Governance and Executive Compensation Committees.

Director Compensation and Reimbursement

For service on the Board through May 21, 2025, Messrs. Meshri and Siegel will receive an annual retainer of $95,000, prorated for the period of time from their appointment to the Board through May 21, 2025. Messrs. Meshri and Siegel will also receive the currently effective stock retainer of shares of our common stock with a value of $130,000 paid to the members of our Board, similarly prorated, which shares shall be issued pursuant to the Amended and Restated Equity Compensation Plan (2018). As non-management directors, Messrs. Meshri and Siegel will also be entitled to participate in our Deferred Compensation Plan for Non-Employee Directors described under “Director Compensation” on pages 20 through 23 of our Proxy Statement relating to our 2024 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 3, 2024 (as such description is incorporated herein by this reference). Additionally, Messrs. Meshri and Siegel will be reimbursed for expenses related to their attendance at Board and committee meetings.

Item 7.01	Regulation FD Disclosure

We issued a news release on July 3, 2024, announcing the appointment of Messrs. Meshri and Siegel to our Board, a copy of which is attached as Exhibit 99.1 and which is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated July 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: July 9, 2024	By:	/s/ Brian K. Shore
Brian K. Shore
Vice President, Associate General Counsel and Secretary